EXHIBIT 4.1


No. R-1                                                               $4,000,000

                            UNITED STATES OF AMERICA
                                STATE OF ALABAMA
           THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY
                        INDUSTRIAL REFUNDING REVENUE BOND
                              (KINPAK INC. PROJECT)
                                   SERIES 1997

Maturity Date: First Business Day                         CUSIP NO. 613052 QA 0
                   of March, 2012

Registered Owner: CEDE & CO.                           Dated date: March 3, 1997

Principal Amount: $4,000,000                      Interest Rate: Seven-Day Rate,
                                                       unless otherwise legended

         THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, a public corporation organized under the laws of the State of Alabama (the "Issuer", which term includes any successor corporation thereto), for value received, promises to pay, solely from the source hereinafter provided, to the Registered Owner set forth above or its registered assigns, the Principal Amount set forth above on the Maturity Date set forth above, unless sooner tendered for purchase or called for redemption, and to pay interest on said Principal Amount at the interest rates provided herein from the most recent date to which interest shall have been paid or provided for or, if no interest shall have been paid or provided for, from the date of initial delivery hereof and payment herefor, being the Dated date shown above (the "Issue Date").

         In no event will the interest rate on the Bonds (hereinafter defined) exceed the lower of (i) 15% per annum or (ii) for any period during which the Bonds are supported by a Letter of Credit (hereinafter defined), the maximum rate per annum, specified therein, at which there has been calculated the amount available to be drawn on such Letter of Credit to pay interest on the Bonds (the "Cap Rate").

         Principal hereof and any premium hereon are payable, upon presentation and surrender of this Bond, at the corporate trust office located in Montgomery, Alabama, of the Trustee, initially Regions Bank, which is also initially the Tender Agent (the "Tender Agent") for the Bonds; provided that the principal and interest due as components of the purchase price of this Bond are payable only at said office of the Tender Agent (the "Tender Office"). Interest payable on each Interest Payment Date (hereinafter defined) will be payable by check or draft caused to be sent by the Trustee to the person in whose name this Bond (or one or more predecessor bonds) is registered (the "Holder") at the close of business on the Record Date (hereinafter defined) on the registration books for this issue (the "Register") maintained by the Trustee, as Registrar, at the address appearing therein; provided that the Trustee shall, upon written request of any Holder of at least $500,000 in aggregate principal amount of the Bonds, enter into an agreement with such Holder providing for such payments to be made by wire transfer or other method than check or draft. As used herein, "Record

Date" shall mean the Business Day next preceding any Interest Payment Date during the Seven-Day Rate Period (hereinafter defined) or the 15th day (whether or not a Business Day) next preceding any Interest Payment Date during the Fixed Rate Period (hereinafter defined). Any interest which is not timely paid or duly provided for shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a date (the "Special Record Date") to be fixed by the Trustee for the payment of that overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten calendar days prior thereto. The principal of and interest and any premium on this Bond are payable in lawful money of the United States of America, without deduction for the services of any paying agent.

         This Bond is one of a duly authorized issue of obligations designated "Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1997" limited in aggregate principal amount to $4,000,000 (the "Bonds") issued by the Issuer pursuant to Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended (the "Act"). The Bonds are issued for the purpose of refunding obligations heretofore issued by the Issuer to pay costs of the acquisition, construction and equipping of a "manufacturing facility" along with facilities "directly related and ancillary" thereto, all within the meaning of Section 144(a)(12)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation facilities for the manufacture of aftermarket products for the consumer marine and recreational vehicles markets (the "Project"). Title to the Project is vested in the Issuer, but is leased by the Issuer to and used by KINPAK INC., an Alabama corporation (the "Company") pursuant to a Restated Lease Agreement dated as of December 1, 1996 (the "Original Lease"), as amended and supplemented by a First Supplemental Lease Agreement dated as of March 1, 1997 (the "First Supplemental Lease", and collectively with the Original Lease, the "Lease Agreement").

         Pursuant to the Lease Agreement, the Company has agreed to make payments to or for the account of the Issuer (the "Basic Rent") at such times and in such amounts as shall be sufficient (subject to any credits therein provided for) to pay when due the principal of and premium (if any) and interest on ("Debt Service"), and purchase price of, the Bonds.

         The Bonds are issued under and secured and entitled to the protection given by a Trust Indenture dated as of December 1, 1996 (the "Original Indenture"), as amended and supplemented by a First Supplemental Trust Indenture dated as of March 1, 1997 (the "First Supplemental Indenture", and collectively with the Original Indenture, the "Indenture"), both duly executed and delivered by the Issuer to the Trustee. The term "Trustee" where used herein refers to Regions Bank, Montgomery, Alabama, or its successor in trust. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM OR INCORPORATED BY REFERENCE IN THE FIRST SUPPLEMENTAL INDENTURE.

         The Bonds are secured under the Indenture on a parity with the Issuer's $990,000 Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1996B, heretofore issued on December 20, 1996 (the "Series 1996B Bonds"), which have terms and provisions substantially similar to those of the Bonds.

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         PURSUANT TO THE INDENTURE, THE ISSUER HAS ASSIGNED AND PLEDGED TO THE
TRUSTEE ALL BASIC RENT AND ALL RIGHTS OF THE ISSUER UNDER THE LEASE AGREEMENT (EXCEPT AS THEREIN RESERVED).

         As further security for the payment of the Bonds, the Company has caused First Union National Bank of Florida, Ft. Lauderdale, Florida (the "Bank"), to issue an irrevocable letter of credit in favor of the Trustee in the amount of (a) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal amount of the Bonds when due and to pay the principal portion of the purchase price of Bonds tendered (or deemed tendered) for purchase, plus (b) interest on the Bonds for a period of 120 days at the maximum annual rate of 15%, to enable the Trustee to pay interest thereon when due and to pay the interest portion of the purchase price of Bonds tendered (or deemed tendered) for purchase. The initial letter of credit so delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Indenture and the Lease Agreement are herein referred to as the "Letter of Credit".

         The Letter of Credit provides identical security for the payment of the Series 1996B Bonds.

         The initial Letter of Credit has been issued by the Bank pursuant to a Letter of Credit and Reimbursement Agreement dated as of December 1, 1996 (as the same may be amended or supplemented in connection with the issuance of the Bonds, the "Reimbursement Agreement") between the Bank and the Company whereby the Company has agreed, among other things, to reimburse the Bank for all amounts drawn by the Trustee pursuant to the initial Letter of Credit or any substitute Letter of Credit issued by the Bank.

         THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY OUT OF THE BASIC RENT. THE BONDS ARE ALSO PAYABLE OUT OF PAYMENTS MADE BY THE BANK PURSUANT TO THE LETTER OF CREDIT. THE BONDS AND THE PREMIUM, IF ANY AND INTEREST THEREON WILL NOT BE IN ANY WAY A DEBT OR LIABILITY OF THE CITY OF MONTGOMERY, ALABAMA (THE "CITY"), THE STATE OR ANY POLITICAL SUBDIVISION OF EITHER OF THEM. NO HOLDER SHALL HAVE THE RIGHT TO COMPEL THE EXERCISE OF ANY TAXING POWER OF THE CITY, THE STATE OR ANY POLITICAL SUBDIVISION OF EITHER OF THEM TO PAY THE BONDS OR ANY PREMIUM OR INTEREST THEREON. THE ISSUER HAS NO TAXING POWER.

         No covenant or agreement contained in this Bond shall be deemed to be a covenant or agreement of any officer, agent or employee of the Issuer, and neither any member of the governing body of the Issuer nor any officer executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance hereof.

         Copies of the Indenture, the Lease Agreement, the initial Letter of Credit and the Reimbursement Agreement are on file at the principal office of the Trustee, and reference is hereby made to such instruments for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the Holders of the Bonds and the terms upon which the Bonds are issued and secured, to all of which provisions each Holder, by acceptance hereof, hereby assents.

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                            INTEREST RATE PROVISIONS

         This Bond shall bear interest at the Seven-Day Rate (determined as provided below) (a) from the Issue Date until and including the day immediately prior to the earlier of the Conversion Date or the Maturity Date (the "Seven-Day Rate Period"). This Bond shall bear interest at the Fixed Rate (determined as provided below) from the Conversion Date until and including the day immediately prior to the Maturity Date (the "Fixed Rate Period").

         Interest at the Seven-Day Rate shall be computed on the basis of a 365- or 366-day year, as the case may be, for the number of days actually elapsed. Interest at the Fixed Rate shall be computed on the basis of a 360-day year for the number of days actually elapsed.

         Interest shall be payable (but solely from the source hereinabove described) on overdue principal of this Bond and (to the extent legally enforceable) on any overdue installment of interest on this Bond at the rate per annum which is one percent per annum in excess of that rate announced from time to time by the Bank as its Prime Rate.

         Interest on this Bond shall be payable in arrears on the first Business Day of each March, June, September and December, commencing on the first Business Day of June, 1997 (each such date, an "Interest Payment Date").

         In any case where the scheduled date of any payment on this Bond is not a Business Day, then such payment shall be made on the Business Day next succeeding the scheduled date, in the same amount due, and with the same force and effect as if made, on the scheduled date.

         Seven-Day Rate. The Seven-Day Rate shall be determined on the Issue Date and on each Wednesday (or if Wednesday is not a Business Day, on the next succeeding Business Day) of each succeeding week during the Seven-Day Rate Period (each such date being herein called a "Seven-Day Rate Determination Date"). The Seven-Day Rate so determined on each Seven-Day Rate Determination Date shall be effective from the day of each week during any Seven-Day Rate Period following the Seven-Day Rate Determination Date for such week until and including the day immediately prior to the earlier of the Conversion Date or the following Thursday; provided, however, that if the Seven-Day Rate is not so determined on any Seven-Day Rate Determination Date, the Seven-Day Rate as determined on the next preceding Seven-Day Rate Determination Date shall remain in effect until and including the day immediately prior to the earlier of the Conversion Date or the following Thursday. From the Issue Date to and including the first Seven-Day Rate Determination Date, the Bonds shall bear interest at the interest rate determined, in accordance with the Indenture, to be the rate necessary, taking into account prevailing market conditions, to enable the Remarketing Agent to sell the Bonds at par (plus accrued interest, if any); such rate, however, not to exceed the Cap Rate. The Seven-Day Rate shall thereafter

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be determined by the Remarketing Agent on each Seven-Day Rate Determination Date and shall equal the lesser of (a) the Cap Rate, or (b) the interest rate determined by the Remarketing Agent to be the interest rate that would result in the market value of the Bonds on such Seven-Day Rate Determination Date being 100% of the principal amount thereof, taking into account prevailing market conditions. The Trustee shall confirm the Seven-Day Rate on the Bonds from time to time upon the request of any Holder of a Bond.

         Fixed Rate. At any time that the Bonds bear interest at the Seven-Day Rate, the Company may elect that the Bonds shall bear interest at the Fixed Rate, which rate shall be equal to the lesser of (a) the Cap Rate or (b) the interest rate established in the manner described in this paragraph. The Company shall give the Trustee, the Placement Agent and the Bank written notice of the exercise of its option to convert the interest rate borne by the Bonds to the Fixed Rate, to be received by each of them not fewer than 30 nor more than 60 days prior to the proposed Conversion Date. Such notice shall, if the Company intends that the Bonds be secured by a Letter of Credit following the proposed Conversion Date, be accompanied by the documentation required pursuant to the Lease Agreement. At least 25 days prior to the proposed Conversion Date, the Placement Agent shall determine the Preliminary Fixed Rate, being that rate which, taking into account prevailing market conditions as of the date of such determination and assuming such conditions continue to prevail until and including such proposed Conversion Date, would result in the market value of the Bonds on such proposed Conversion Date being 100% of the principal amount thereof; and on such date shall give telephonic notice, confirmed by Telefax, of the Preliminary Fixed Rate to the Trustee, the Company and the Bank. From and after the Conversion Date, the Fixed Rate shall be (x) that rate, at least equal to the Preliminary Fixed Rate, at which some or all of the Bonds shall have been remarketed at par, or (y) if no Bonds shall have been so remarketed or all Holders shall have timely delivered a Non-Tender Notice, the Preliminary Fixed Rate. Notwithstanding the foregoing, the Fixed Rate shall not become effective unless (i) there shall have been supplied to the Trustee, the Company and the Placement Agent at or prior to 10:00 a.m. (prevailing Eastern time) on the proposed Conversion Date a Non-Taxability Opinion further stating that such conversion to the Fixed Rate is lawful under applicable law and permitted by the Indenture, and (ii) if a substitute Letter of Credit is required to be provided, there shall have been delivered to the Trustee such substitute Letter of Credit at or prior to 10:00 a.m. (prevailing Eastern time) on the proposed Conversion Date. If all conditions to the effectiveness of the Fixed Rate shall not have been met, the Bonds shall continue to bear interest at the Seven-Day Rate from such proposed Conversion Date until and including the earlier of the date immediately prior to the Conversion Date or the Maturity Date.

                                TENDER PROVISIONS

         Optional Tender. The Holder of this Bond shall have the right to tender this Bond to the Tender Agent for purchase in whole or in part (if in part, in any Authorized Denomination) on any Business Day during the Seven-Day Rate Period, but not during the Fixed Rate Period, at a purchase price equal to 100% of the principal amount hereof (or portions hereof) tendered plus accrued interest to the specified purchase date (the "Optional Tender Date"). In order to exercise such option with respect to this Bond, the Holder hereof must give to the Trustee at the Trustee's Office, with a copy to the Tender Agent at the

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Tender Office, at least seven days prior to the proposed Optional Tender Date, notice (a) by telephone, confirmed by Notice of Tender not more than two Business Days after such initial notice, or (b) by Notice of Tender. "Notice of Tender" shall mean written, formal notice of tender in the form attached hereto as Schedule I or in such other form as shall be acceptable to the Trustee. If the telephonic notice or the Notice of Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the Business Day next succeeding the stated Optional Tender Date. Upon the delivery of Notice of Tender, such election to tender shall be irrevocable and binding upon the Holder of this Bond. If a Notice of Tender with respect to this Bond shall have been duly given, the Holder of this Bond shall deliver this Bond to the Tender Agent at the Tender Office not fewer than five days prior to the Optional Tender Date (or, if the Holder hereof is an investment company registered under the Investment Company Act of 1940, at or before 10:00 a.m. (prevailing Eastern time) on the Optional Tender Date), together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form attached hereto or in such other form as shall be acceptable to the Tender Agent). At or before 3:00 p.m. (prevailing Eastern time) on that Optional Tender Date, the Trustee shall cause the Tender Agent to purchase this Bond so delivered at the aforesaid purchase price. If this Bond is not so delivered on the Optional Tender Date, provided the amount on deposit in the Bond Purchase Fund is sufficient to pay the purchase price of all Bonds to be purchased on such Optional Tender Date, this Bond shall nevertheless be deemed to have been tendered for purchase by the Holder hereof on the Optional Tender Date, this Bond shall cease to accrue interest on the Optional Tender Date and the Holder hereof shall thereafter be entitled only to payment of the aforesaid purchase price herefor and not to the benefits of the Indenture.

         No tender of this Bond shall be deemed a redemption hereof; and the right of the Holder to tender this Bond as described in the preceding paragraph shall cease immediately and without further notice from and including the date Bonds are declared accelerated, subject, however, to reinstatement upon rescission and annulment of such declaration, all pursuant to the applicable provisions of the Indenture.

         Mandatory Tender. Subject to the provisions below, the Holder of this Bond shall be required to tender this Bond to the Tender Agent for purchase on
(a) each proposed Conversion Date, and (b) the first day of the calendar month in which the Stated Expiration Date of the Letter of Credit occurs, or, if any of such dates is not a Business Day, the next succeeding Business Day (each such date being herein referred to as a "Mandatory Tender Date"), all as more fully provided below.

         Notice of a Mandatory Tender shall be given by the Trustee by first-class mail, postage prepaid, to the Holder of this Bond at his address appearing on the Register not fewer than 20 days prior to a Mandatory Tender Date. Such notice shall, among other things, specify the Mandatory Tender Date and whether or not a Letter of Credit will be in effect during the ensuing interest rate period. In the case of a Mandatory Tender, the Holder of this Bond may, by delivery of a written notice (a "Non-Tender Notice") to the Trustee, with a copy to the Tender Agent, not fewer than five days prior to such Mandatory Tender Date, elect not to tender or sell this Bond on such Mandatory Tender Date, which Non-Tender Notice shall be irrevocable. Any such Non-Tender

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Notice must be accompanied by a written statement from the Holder of this Bond identifying the certificate number and principal amount of this Bond, and acknowledging that such Holder is aware, if such Mandatory Tender Date is a proposed Conversion Date, that the Bonds will bear interest from such date at the Fixed Rate, and that he is aware that effective immediately after the Mandatory Tender Date the Trustee may or may not draw on the Letter of Credit, as the case may be, and that if the Trustee does not so draw, the rating or ratings on the Bonds then in effect may be reduced or withdrawn. Unless the Holder of this Bond shall have properly delivered a Non-Tender Notice with respect hereto to the Trustee, with a copy to the Tender Agent, this Bond shall be tendered for purchase by the Holder hereof by delivering this Bond to the Tender Agent at the Tender Office at or before 10:00 a.m. (prevailing Eastern time) on the Mandatory Tender Date, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form attached hereto or such other form as shall be acceptable to the Tender Agent). At or before 3:00 p.m. (prevailing Eastern time) on the Mandatory Tender Date, the Trustee shall cause the Tender Agent to purchase this Bond (unless the Holder hereof shall have delivered a Non-Tender Notice to the Trustee, with a copy to the Tender Agent) at a purchase price equal to 100% of the principal amount hereof plus accrued interest, if any, hereon, and the Holder of this Bond, by his acceptance hereof, hereby covenants and agrees to tender this Bond in the manner and at the times as aforesaid. If a Non-Tender Notice is not properly delivered to the Trustee with respect to this Bond and this Bond is not tendered at or before 10:00 a.m. (prevailing Eastern time) on any Mandatory Tender Date, provided the amount on deposit in the Bond Purchase Fund is sufficient to pay the purchase price of all Bonds to be purchased on such Mandatory Tender Date, this Bond shall nevertheless be deemed to have been tendered for purchase by the Holder on the Mandatory Tender Date, this Bond shall cease to accrue interest on the Mandatory Tender Date and the Holder hereof shall thereafter be entitled only to payment of the aforesaid purchase price herefor and not to the benefits of the Indenture.

                              REDEMPTION PROVISIONS

         In the manner and with the effect provided in the Indenture, the Bonds will be subject to redemption prior to maturity as follows:

               (a) Optional Redemption. The Bonds are subject to optional redemption by the Company on behalf of the Issuer as follows:

                      (i) during any Seven-Day Rate Period, in whole on any
               Business Day or in part (in multiples of $100,000 and any multiple of $5,000 in excess thereof) on any Interest Payment Date at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption; and

                      (ii) during the Fixed Rate Period, subject to the written
               consent of the provider of the Letter of Credit (if a Letter of Credit be then in effect), in whole on any Business Day or in part (in multiples of $100,000 and any multiple of $5,000 in excess thereof) on any Interest Payment Date on or after the first permitted redemption date set forth below and at a redemption price equal to the principal amount thereof plus

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               accrued interest to the date fixed for redemption plus the applicable redemption premium (expressed as a percentage of the principal amount to be redeemed), if any, set forth below.

                   First Permitted
                   Redemption Date                  Redemption Premium
                   ---------------                  ------------------
                   4th Anniversary              3%, declining by _% on each
                   of Conversion Date          succeeding anniversary of the
                                               Conversion Date until reaching
                                                   0%, and thereafter 0%

               (b) Extraordinary Optional Redemption. During the Fixed Rate Period, subject to the written consent of the provider of the Letter of Credit (if a Letter of Credit be then in effect), the Bonds are subject to optional redemption (exercised upon direction of the Company on behalf of the Issuer within 120 days after the occurrence giving rise to such option) in whole but not in part on any date at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date, if any of the following shall have occurred:

                      (i) the Project shall have been damaged or destroyed to
               such extent that, in the reasonable opinion of the Company, it cannot be restored within a period of four months to substantially the condition thereof immediately prior to such damage or destruction or the Company is thereby prevented from carrying on its normal operations at the Project for a period of not less than four months;

                      (ii) the taking by eminent domain of all or substantially
               all the Project or of any part, use or control of the Project that, in the reasonable opinion of the Company, results in the Company being thereby prevented from carrying on its normal operations at the Project for a period of not less than four months; or

                      (iii) as a result of a change in law or a final order of
               any court or other governmental authority the Lease Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Company that, in the reasonable opinion of the Company, render the Project uneconomic for its intended use.

               (c) Mandatory Sinking Fund Redemption. The Bonds are subject to mandatory sinking fund redemption in part, at a redemption price equal to 100% of the following principal amounts to be so redeemed plus accrued interest thereon to the redemption date, in amounts of (i) $80,000 on each Interest Payment Date from June 1, 2000 to March 1, 2004, both inclusive, and (ii) $85,000 on each Interest Payment Date from June 1, 2004 to December 1, 2011, both inclusive. If retired only by mandatory sinking fund redemption prior to their stated maturity, there would remain $85,000 in Bonds to be paid on the Maturity Date.

               The Issuer, or the Company on behalf of the Issuer, shall have the option to deliver Bonds to the Trustee for cancellation, in any aggregate principal amount, and to receive a credit against the then current mandatory sinking fund requirement and corresponding mandatory redemption obligation for the Bonds. Each Bond so delivered, or previously redeemed, or purchased and cancelled, shall be credited by the Trustee at 100% of the principal amount thereof against the then current mandatory sinking fund obligation. Any excess of that amount over and then current mandatory sinking fund requirement shall be credited against subsequent mandatory sinking fund redemption obligations for the Bonds.

               (d) Mandatory Redemption Upon Final Determination. The Bonds are subject to mandatory redemption in whole and not in part on the 180th day (or if such day is not a Business Day, on the next preceding Business Day) following a Final Determination (as hereinafter defined), at a redemption price equal to 100% of the principal amount thereof, plus accrued interest thereon to the redemption date. "Determination of Taxability" means, with respect to the Bonds, a determination that interest thereon is Taxable because of (i) the receipt by any Holder or any member of an "affiliated group", as that term is defined in Section 1504 of the Code, of a "30-day letter" within the meaning of Treasury Regulations Section 601.105(d)(1)(iv) proposing a determination to that effect; (ii) receipt by the Company of written advice from the Commissioner or any District Director of the Internal Revenue Service to that effect; or (iii) receipt by the Trustee or any Holder of a written opinion of nationally recognized bond counsel that there is substantial likelihood that such interest is Taxable; subject, however, in all such cases to the right on the part of the Company set forth in the Indenture to contest a Determination of Taxability. Upon forfeiture or termination of such right to contest in accordance with the Indenture, a Determination of Taxability shall be deemed to become a "Final Determination".

               (e) Mandatory Redemption with Excess Proceeds. The Bonds are subject to partial mandatory redemption, in an amount equal to the amount, if any, on deposit in the Construction Fund (or transferred therefrom into the Bond Fund) as of the redemption date (rounded down to the nearest multiple of $5,000, but in no event less than $100,000), on any Interest Payment Date not fewer than 90 days after the Completion Date, but in no event later than June 1, 2000, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest thereon to the redemption date; provided, however, that such redemption need not be made if the Company delivers to the Trustee a Non-Taxability Opinion in respect of such non-redemption. As used herein, "Completion Date" means the date of substantial completion of the Project, as certified by the Company in accordance with the provisions of the Lease Agreement.

               (f) Notice of Redemption; Partial Redemption. The notice of the call for redemption of Bonds shall identify (i) by designation, letters, numbers or other distinguishing marks, the Bonds or portions thereof to be redeemed, (ii) the redemption price to be paid, (iii) the date fixed for redemption, and (iv) the place or places where the amounts due upon redemption are payable. The Trustee shall, on behalf of the Issuer, give written notice by first-class mail, postage prepaid, of any redemption not more than 60 nor less than 20 days prior to the date fixed for redemption, to the Holder of each Bond subject to redemption in whole or in part at the Holder's address shown on the Register as of the 15th day preceding that mailing; provided, that failure to receive notice by mailing, or any defect in that notice, as to any Bond shall not affect the validity of the proceedings for the redemption of any Bond for which notice is properly given. If fewer than all the Bonds are being called for redemption at one time, the Trustee shall select the Bond or Bonds to be so redeemed by lot. If less than the entire principal amount of a Bond is called for redemption, the Holder thereof shall exchange the same, without charge, for a new Bond or Bonds in any Authorized Denomination in aggregate principal amount equal to the unredeemed portion of the Bond so called.

                                  MISCELLANEOUS

         The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

         Modifications, alterations or supplements of the Indenture may be made only to the extent and in the circumstances permitted by the Indenture.

         If an Event of Default, as defined in the Indenture, shall occur, the principal of the Bonds then outstanding may, subject to the conditions set forth in the Indenture, be declared due and payable in the manner and with the effect provided by the Indenture; subject, however, to waiver of such Event of Default or rescission of such declaration as provided in the Indenture.

         The Bonds are issuable only as fully registered bonds in denominations of $100,000 and any integral multiple of $5,000 in excess thereof. The Bonds are exchangeable for Bonds of other Authorized Denominations in equal aggregate principal amounts at the aforementioned office of the Registrar, but only in the manner and subject to the limitations provided herein and in the Indenture.

         This Bond is transferable, as provided in the Indenture, only upon the Register by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Bond to the Registrar together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or his duly authorized attorney, and upon payment of the charges prescribed in the Indenture.

         Neither the Issuer, the Registrar nor any Authenticating Agent, as the case may be, shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part.

         This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been duly signed.

         IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of the Bonds do exist, have happened and have been performed in due time, form and manner as required by law.

         IN WITNESS OF THE ABOVE, The Industrial Development Board of the City of Montgomery has caused this Bond to be duly executed under its corporate seal, all as of the Issue Date.

                                         THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                                         CITY OF MONTGOMERY

( S E A L )

                                         By:____________________________________
                                            Chairman of the Board of Directors
ATTEST:

______________________________
[Assistant] Secretary


                          CERTIFICATE OF AUTHENTICATION

Date of Authentication: ____________________________


         This Bond constitutes the issue of Bonds described in the within-mentioned Indenture.

                                         REGIONS BANK, as Authenticating Agent

                                         By:____________________________________
                                            Authorized Signatory

                                   ASSIGNMENT

         The following abbreviations, when used in the inscription on this Bond or in the Assignment below, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM   -   AS TENANTS IN COMMON
         TEN ENT   -   AS TENANTS BY THE ENTIRETIES
         JT TEN    -   as joint tenants with right of survivorship and not as
                       tenants in common and not as community property
         UNIF TRAN MIN ACT - ______________ Custodian _____________
           (Custodian)                 (Minor)
         under Uniform Transfers to Minors Act _______
                             (State)

         Additional abbreviations may also be used although not in the above list.

                                   ASSIGNMENT

         For value received, the undersigned hereby sells, assigns and transfers unto ___________________________ the within Bond and irrevocably constitutes and appoints __________________________ attorney to transfer that Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________________
      _______________________________________________

                                          NOTICE: The assignor's signature to
                                          this assignment must correspond with
                                          the name as it appears upon the face
                                          of the within Bond in every
                                          particular, without alteration or any
                                          change whatever.

Signature Guaranteed:


_________________________________
(Bank, Broker or Firm*)

By_______________________________

Its______________________________

Medallion Number: ______________________________________________________________
*Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature Program (MSP).

                                   Schedule I

                            Bondholder Tender Notice
                            ------------------------

         The undersigned hereby elects to have the within Bond numbered ______ (the "Bond") of the Issuer (or any portion thereof in any integral multiple of $100,000 and any multiple of $5,000 in excess thereof) purchased in accordance with the provisions of the Bond and the Trust Indenture dated as of December 1, 1996, as amended and supplemented by a First Supplemental Trust Indenture dated as of March 1, 1997 (collectively, the "Indenture"), both between The Industrial Development Board of the City of Montgomery (the "Issuer") and Regions Bank (the "Trustee") , on _____________________ (the "Optional Tender Date"), which Optional Tender Date shall be a Business Day (as defined in the Indenture) at least seven days immediately following the submission of this Bondholder Tender Notice to the Trustee, with a copy to the Tender Agent (as defined in the Indenture); provided, however, that if the undersigned shall have initially given telephonic notice to the Trustee of its election to tender the Bond, the Optional Tender Date shall be a Business Day at least seven days immediately following the date of such telephonic notice. The purchase price upon such tender shall equal 100% of the principal amount of the Bond (or portion thereof) being purchased plus accrued interest thereon to the Optional Tender Date (the "Purchase Price").

         Pursuant to the terms of the Indenture, the Purchase Price of the Bond (or portion thereof) to be purchased shall be paid to the Holder of the Bond in federal or other immediately available funds, as provided in the Indenture, at or before 3:00 p.m. (prevailing Eastern time) on the Optional Tender Date upon presentation, not fewer than five (5) days prior to the Optional Tender Date at the Tender Office designated in the Indenture, of the Bond, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided in the Bond or in such other form acceptable to the Tender Agent). However, if the undersigned is an investment company registered under the Investment Company Act of 1940 and submits proof thereof along with this Notice, then the undersigned may present this Bond at said Tender Office, together with an instrument of assignment or transfer as hereinabove described, at or before 10:00 a.m. on the Optional Tender Date. The undersigned hereby acknowledges and agrees to such terms.

         This Bondholder Tender Notice shall not be accepted by the Trustee unless it is properly completed and received by the Trustee at its principal corporate trust office.

         If the Bond is submitted for purchase in part, the undersigned hereby directs the Tender Agent to exchange the Bond for (i) a Bond representing the principal amount of the Bond to be purchased, and, if applicable, (ii) a Bond (or Bonds of Authorized Denominations, as defined and provided for in the Indenture, if the owner specifies such Denominations) representing the principal amount of the Bond not to be purchased. The Bond or Bonds not to be purchased shall be registered in the same name(s) as the Bond tendered for purchase. Unless the Holder of the Bond delivers instructions to the Trustee with this Bondholder Tender Notice, specifying that such Holder wishes to have the Tender Agent deliver more than one Bond representing the principal amount of the Bond not to be purchased, and specifying the denominations of such replacement Bonds, the Tender Agent will deliver only one replacement Bond to such Holder in the principal amount of the Bond not to be purchased.

         THIS ELECTION IS IRREVOCABLE AND BINDING ON THE UNDERSIGNED AND CANNOT BE WITHDRAWN.

         The undersigned hereby authorizes the Trustee to accept on behalf of the undersigned the Purchase Price of the Bond (or portion thereof) subject to this Bondholder Tender Notice.

Print or Type: __________________________________________________________
               Name(s) of Bondholder(s)

               __________________________________________________________
               Street         City              State               Zip

               __________________________________________________________
               Area Code                  Telephone Number

Signature(s):  __________________________________________________

Date:          __________________________________________________

Note: The signature(s) to this Bondholder Tender Notice must correspond exactly to the name(s) appearing on the Register (as defined in the Indenture) in every particular, without alteration or enlargement or any change whatsoever.

         The principal amount of the Bond subject to this notice of tender for purchase is:

               $_________________________________________________.
               (INSERT TOTAL PRINCIPAL AMOUNT OF BOND OR A PORTION THEREOF IN THE AMOUNT OF $100,000 OR ANY INTEGRAL MULTIPLE THEREOF AND ANY MULTIPLE OF $5,000 IN EXCESS THEREOF.)

IF NO AMOUNT IS INDICATED IN THE SPACE ABOVE, THE OWNER OF THE BOND SUBJECT TO THIS BONDHOLDER TENDER NOTICE WILL BE DEEMED TO HAVE TENDERED THE BOND IN ITS FULL PRINCIPAL AMOUNT FOR PURCHASE.